Exhibit 99.3

GCI, LLC

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of HoldCo and GCI, Inc. (“GCI”) as if the Transactions had occurred on the dates specified below. In addition, the unaudited pro forma condensed combined financial data reflects borrowings under a margin loan agreement with a portion of the proceeds being distributed to Liberty Interactive, an equity contribution for the amount of taxes payable allocated to HoldCo by Liberty Interactive, and other adjustments related to the split-off as detailed in the notes hereto.

Pro Forma Information

The unaudited pro forma condensed combined financial information reflects estimated aggregate consideration, as calculated below:

Number of GCI Liberty shares outstanding as of February 23, 2018	36 million
Multiplied by price of GCI Liberty common stock on March 8, 2018	$36.28
Estimated consideration for GCI Liberty	$1.30 billion
Additional attributed consideration	$.17 billion
Estimated consideration for GCI, LLC	$1.47 billion

The estimated transaction consideration for GCI, LLC has been determined based on the closing price of GCI Liberty common stock on March 8, 2018 and the difference in the fair value of net equity of GCI Liberty and GCI, LLC as of December 31, 2017. The final estimated transaction consideration will be based on the number of shares of GCI Liberty common stock and the closing price as of the split-off date.

The unaudited pro forma condensed combined financial information related to the GCI business combination was prepared using the acquisition method of accounting and is based on the assumption that the business combination of GCI took place as of December 31, 2017 for purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 2017 for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017.

In accordance with the acquisition method of accounting, the actual consolidated financial statements of GCI Liberty will reflect the GCI Liberty business combination only from and after the date of the completion of the acquisition. GCI Liberty has not yet undertaken a detailed analysis of the fair value of GCI Liberty’s (historical GCI) assets and liabilities and will not finalize the purchase price allocation related to the GCI Liberty business combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and GCI Liberty’s future results of operation and financial position.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of GCI Liberty would actually have been had the business combination occurred on the dates noted above, or to project the results of operations or financial position of GCI Liberty for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that GCI Liberty’s management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of GCI Liberty. In the opinion of GCI Liberty’s management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes hereto.

GCI, LLC

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2017

(unaudited)

	Historical HoldCo	Historical GCI, Inc. as reported	Pro Forma Adjustments for the GCI Business Combination		Other Pro Forma Adjustments		Pro Forma
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$573,210	15,622	—		(48,000	)(i)	540,832
Trade and other receivables, net	6,803	184,588	(8,545	)(a)	—		182,846
Other current assets	1,265	34,273	—		—		35,538
Total current assets	581,278	234,483	(8,545)		(48,000)		759,216
Investments in available-for-sale securities and other cost investments	1,803,064	—	—		—		1,803,064
Investments in affiliates, accounted for using the equity method	114,655	—	—		—		114,655
Investment in Liberty Broadband measured at fair value	3,634,786	—	—		—		3,634,786

Property and equipment, net	624	1,154,711	251,254	(b)	—		1,406,589
Goodwill	25,569	242,264	521,768	(c)	—		789,601
Intangible assets not subject to amortization	4,000	285,388	339,735	(d)	—		629,123
Intangible assets subject to amortization, net	4,237	75,697	376,881	(e)	—		456,815
Other assets, at cost, net of accumulated amortization	4,000	100,957	(32,503	)(a)	—		72,454
Total assets	$6,172,213	2,093,500	1,448,590		(48,000)		9,666,303

Liabilities and Equity
Current liabilities:
Accounts payable	$718	54,073	—		—		54,791
Accrued liabilities	7,967	14,147	—		—		22,114
Deferred revenue	—	38,047	(26,744	)(f)	—		11,303
Accrued payroll and payroll related obligations	—	32,044	—		—		32,044
Accrued interest	—	8,843	—		—		8,843
Current maturities of obligations under long-term debt, capital leases, and tower obligations	—	13,972	128	(g)	—		14,100
Other current liabilities	1,780	1,271	—		—		3,051
Total current liabilities	10,465	162,397	(26,616)		—		146,246
Long-term debt	—	1,320,328	56,405	(g)	1,000,000	(i)	2,376,733
Deferred income tax liabilities	643,426	94,683	234,296	(h)	—		972,405
Obligations under capital leases, excluding current maturities	—	40,288	—		—		40,288
Long-term deferred revenue	130	138,022	(133,418	)(f)	—		4,734
Tower obligation	—	93,606	—		—		93,606
Taxes payable	1,198,315	—	—		(1,198,315	)(j)	—
Other liabilities	95,841	60,093	—		—		155,934
Total liabilities	1,948,177	1,909,417	130,667		(198,315)		3,789,946
Equity
Combined equity:
Class A common	—	206,622	(206,622)		—		—
APIC	2,305,440	177,219	1,287,951		150,315	(i)(j)	3,920,925
Retained earnings (accumulated deficit)	1,914,963	(236,594)	236,594		—		1,914,963
Total combined equity	4,220,403	147,247	1,317,923		150,315		5,835,888
Noncontrolling interests in equity of combined company	3,633	36,836	—		—		40,469
Total equity	4,224,036	184,083	1,317,923		150,315		5,876,357
Total liabilities and equity	$6,172,213	2,093,500	1,448,590		(48,000)		9,666,303

See accompanying notes to unaudited pro forma condensed combined financial information

GCI, LLC

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2017

(unaudited)

	Historical HoldCo	Historical GCI, Inc. as reported	Pro Forma Adjustments for the GCI Business Combination		Other Pro Forma Adjustments		Pro Forma
	amounts in thousands
Total revenue, net	$23,817	919,204	(26,333	)(k)	—		916,688
Operating costs and expenses:
Cost of goods sold	—	280,200	—		—		280,200
Operating expense	11,541	—	—		—		11,541
Selling, general and administrative, including stock-based compensation	64,621	370,639	—		—		435,260
Depreciation and amortization	3,252	197,115	75,575	(l)	—		275,942
	79,414	847,954	75,575		—		1,002,943
Operating income	(55,597)	71,250	(101,908)				(86,255)
Other income (expense):
Interest expense (including amortization of deferred loan fees)	—	(83,341)	—		(35,400	)(n)	(118,741)
Share of earnings (losses) of affiliates	7,001	—	—		—		7,001
Realized and unrealized gains (losses) on financial instruments	637,164	—	—		—		637,164
Other, net	2,467	2,289	—		—		4,756
	646,632	(81,052)	—		(35,400)		530,180
Income (loss) before income taxes	591,035	(9,802)	(101,908)		(35,400)		443,925
Income tax (expense) benefit	133,522	41,117	38,725	(m)	13,452	(m)	226,816
Net earnings (loss)	724,557	31,315	(63,183)		(21,948)		670,741
Less net earnings (loss) attributable to the noncontrolling interests	(29)	(476)	—		—		(505)
Net earnings (loss) attributable to GCI, LLC shareholders	$724,586	31,791	(63,183)		(21,948)		671,246

See accompanying notes to unaudited pro forma condensed combined financial information

GCI, LLC

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

Liberty Interactive and LI LLC contributed to GCI Liberty their Evite operating business and equity interests in Liberty Broadband, Charter and LendingTree along with certain other assets and liabilities (collectively, HoldCo), in exchange for (a) the issuance to LI LLC of a number of shares of GCI Liberty Class A Common Stock and a number of shares of GCI Liberty Class B Common Stock equal to the number of outstanding shares of Series A Liberty Ventures common stock and outstanding shares of Series B Liberty Ventures common stock on March 9, 2018, respectively, (b) cash and (c) the assumption of certain liabilities by GCI Liberty.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 are based on (i) the historical results of operations of HoldCo; (ii) the historical results of operations of GCI; and (iii) other adjustments as detailed in note 3.

GCI’s historical financial information is adjusted in the unaudited pro forma financial statements to give effect to unaudited pro forma adjustments that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Certain reclassifications were made to conform the presentation of HoldCo and GCI’s financial statements.

(2) Estimated Consideration and Pro Forma Purchase Price Allocation

As required by acquisition accounting, an estimate of such consideration has been made at estimated fair value, which was determined using the closing price of GCI Liberty common shares on March 8, 2018 and the total number of outstanding shares on February 23, 2018. The final acquisition consideration may differ significantly from the amount determined as of March 8, 2018. When the final purchase consideration is determined, such information will be included and amounts could be significant. Had the fair value of GCI Liberty’s common stock been 10% higher, total purchase consideration would have been greater by $139 million and the difference would primarily impact goodwill.

The following is a pro forma purchase price allocation as if the Transactions had occurred on December 31, 2017 (amounts in thousands):

Current assets	$225,938
Property and equipment	1,405,965
Goodwill	764,032
Indefinite-lived Intangible assets	625,123
Definite-lived Intangible assets	452,578
Long term assets	68,454
Current liabilities	(135,774)
Long-term debt	(1,376,733)
Deferred tax liabilities, net	(328,979)
Other long term liabilities	(235,427)
$1,465,170

The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the split-off date and may change significantly from the amounts determined in the pro forma purchase price allocation.

GCI, LLC

Notes to Unaudited Pro Forma Condensed Combined Financial Information (continued)

(3) Pro Forma Adjustments

The unaudited pro forma adjustments related to the split-off included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 Trade and other receivables, net and Other assets, net

In prior years, GCI recorded receivables related to revenue recognized under the rural high cost program. In 2016, the rural high cost program support calculation and payment timing changed, resulting in GCI writing off this legacy receivable over the ten-year support term. The pro forma adjustments to trade and other receivables, net and other assets, net represent the write-off of the receivables related to the legacy rural high cost program.

(b)                                 Property and equipment, net

December 31, 2017
amounts in thousands
To eliminate the historical net book value of GCI’s Property and equipment	$(1,154,711)
To record pro forma fair value of estimated Property and equipment	1,405,965
Total adjustment to Property and equipment	$251,254

The pro forma fair value of GCI’s Property and equipment was estimated based on the percentage of similar assets allocated as part of business combinations within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different.

(c)                                  Goodwill

December 31, 2017
amounts in thousands
To eliminate the historical Goodwill of GCI	$(242,264)
To record pro forma Goodwill for the purchase consideration in excess of the fair value of net assets acquired in connection with the Transactions	764,032
Total adjustment to Goodwill	$521,768

(d)                                 Intangible assets not subject to amortization

December 31, 2017
amounts in thousands
To eliminate the historical net book value of GCI’s Intangible assets not subject to amortization	$(285,388)
To record pro forma fair value of estimated Intangible assets not subject to amortization	625,123
Total adjustment to Intangible assets not subject to amortization	$339,735

Intangible assets not subject to amortization are expected to be comprised of cable certificates, wireless licenses and broadcast licenses. GCI’s cable certificates represent agreements with government entities to construct and operate a video business. GCI’s wireless licenses are from the FCC and give GCI the right to provide wireless service within a certain geographical area. GCI’s broadcast licenses are from the FCC and give GCI the right to broadcast television stations within a certain geographical area. The pro forma fair value of GCI’s Intangible assets not subject to amortization was estimated based on the percentage of similar assets allocated as part of business combinations within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by an independent appraisal and could be materially different.

(e)                                  Intangible assets subject to amortization, net

December 31, 2017
amounts in thousands
To eliminate the historical net book value of GCI’s Intangible assets subject to amortization, net	$(75,697)
To record pro forma fair value of estimated Intangible assets subject to amortization, net	452,578
Total adjustment to Intangible assets subject to amortization, net	$376,881

GCI, LLC

Notes to Unaudited Pro Forma Condensed Combined Financial Information (continued)

Intangible assets subject to amortization, net are expected to be comprised of software license fees, rights to use, customer relationships and right-of-way. The pro forma fair value of GCI’s Intangible assets subject to amortization, net was estimated based on the percentage of similar assets allocated as part of business combinations within the industry. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by an independent appraisal and could be materially different.

(f)                                    Deferred revenue

GCI defers a portion of its revenue related to fiber capacity Indefeasible Right to Use agreements, grants, the Universal Service Fund high cost support, roaming contracts and revenue for building communication infrastructure. The adjustment was calculated based on our understanding of these arrangements and based on previous acquisition transactions at GCI with similar arrangements.

(g)                                 Debt

GCI’s debt was adjusted to its estimated fair value as of December 31, 2017. The amount was estimated based on the fair value disclosed in the GCI financial statements included on Form 10-K as of December 31, 2017.

(h)                                 Deferred income tax liabilities

The adjustment to deferred income taxes was calculated by applying GCI’s statutory tax rate, 27%, to the taxable pro forma adjustments, such as property and equipment, intangible assets not subject to amortization, intangible assets subject to amortization, net, deferred revenue and debt.

(i)                                    Margin Loan, Indemnification Obligation and Distribution to Liberty Interactive

A bankruptcy remote wholly owned subsidiary of Liberty Interactive, which was contributed to GCI Liberty in the contribution, borrowed $1 billion under a margin loan agreement. The margin loan facility is secured by a pledge of approximately 42.7 million shares of Series C common stock of Liberty Broadband.

GCI, LLC

Notes to Unaudited Pro Forma Condensed Combined Financial Information (continued)

Approximately $1.05 billion of cash was distributed to Liberty Interactive in connection with the reattribution. This represents the amount by which the fair value of the aggregate liabilities attributed to the Ventures Group that were reattributed exceeds the fair value of the assets (other than cash) attributed to the Ventures Group that were reattributed, in each case, as of the date of the reattribution.

(j)                                    Income Taxes Payable

The income taxes payable allocated to HoldCo by Liberty Interactive are expected to be contributed to HoldCo upon completion of the split-off.

(k)                                  Revenue

The adjustment represents the reversal of deferred revenue based on the explanation in (f) above. The revenue reversal was based on an estimate of the fair value of deferred revenue as applicable under acquisition accounting.

(l)                                    Depreciation and amortization

The adjustment reverses GCI’s historical amortization of intangible assets and includes amortization of pro forma definite lived intangible assets using the weighted average useful life for GCI’s definite lived intangible assets, approximately 6 years. The adjustment also reverses GCI’s historical depreciation of property and equipment and includes depreciation of pro forma property and equipment based on an estimated useful life of 7 years.

(m)                               Income tax (expense) benefit

Adjustment to record taxes at HoldCo’s expected blended tax rate.

(n)                                 Interest expense

Borrowings under the margin loan facility bear interest at a per annum rate equal to 3-month LIBOR plus 1.85% (estimated to be 3.54%). The pro forma adjustment relates to incremental interest expense on the $1 billion margin loan.